EXHIBIT 10.22
DATED 21st October 2008

SEVEN ARTS PICTURES PLC

- and -

SMITH & WILLIAMSON TRUSTEES (JERSEY) LIMITED

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TRUST DEED

establishing

THE SEVEN ARTS PICTURES EMPLOYEE BENEFIT TRUST
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Lewis Silkin LLP
5 Chancery Lane
Clifford's Inn
London EC4A 1BU

Ref: SFC

CONTENTS

Clause		Page number
1	Definitions and interpretation	3
2	Declaration of Trusts	5
3	Application of funds	5
4	Payments to the Trust	9
5	Deduction of tax	10
6	Information provided to the Trustees	10
7	Powers of exclusion	11
8	General powers of the Trustees	12
9	Dealings with reserved shares	:17
10	Trustees' liability	18
11	Company to indemnify the Trustees	19
12	Appointment retirement and removal of Trustees	20
13	Remuneration of Trustees	21
14	Waiver of dividends and voting rights	22
15	Governing law	23
16	Alteration of Governing law	23
17	Powers of the Company and the Trustees	23
18	Amendment of Trust Deed	24
19	Restrictions on exercise of powers	24
20	Exclusion of the Company and Group Companies from benefit	25
21	Trustees may be interested in Group Companies	25
22	Maximum Value of Benefits	25
23	Power to Disclose Information	25
24	Counterparts	26
25	Irrevocability	26

THIS TRUST DEED is made the 21st day of October 2008

BETWEEN:

1.           SEVEN ARTS PICTURES PLC (registered in England under number 04276617) whose registered office is at One America Square, Crosswall, London EC3N 2SG (the 'Company') and

2.           SMITH & WILLIAMSON TRUSTEES (JERSEY) LIMITED whose registered office is at IFG House, 15 Union Street, St Helier, Jersey, JE1 1FG (the 'Original Trustee')

WHEREAS

(A)           By the execution of this Deed the Company intends to establish an employees' share scheme to encourage and facilitate the acquisition and holding of shares in the Company by and for the benefit of employees and former employees of the
        Company and any other company within the Group and persons of a class defined by reference to marriage to, civil partnership with, relationship to or dependence on such employees and former employees.

(B)           The Original Trustee has agreed to act as the first trustee of this Trust.

(C)           The Company has transferred or is about to transfer the sum of £100 (one hundred pounds) to the Original Trustee.

(D)           It is contemplated that fu rther sums will from time to time be paid by the Company and other companies within the Group to the Trustees to be held on the trusts hereof.

(E)           It is intended that the Company and any Group Company may in future establish one or more share incentive and/or long term incentive plans and/or other arrangements for the distribution and/or application of the Trust Fund.

NOW THIS DEED WITNESSES as follows:

1           DEFINITIONS AND INTERPRETATION

1.1           Definitions

In this Deed the following words and expressions shall where the context so permits have the following meanings respectively:

Beneficiaries                                the bona fide employees and former employees from time to time of the Company and any Group Company and the Relatives of such employees and former employees but excluding any such person who is:

                    (a)           resident for tax purposes in Jersey;

                    (b)           a US citizen;

                    (c)           a US resident alien; or

                    (d)           a US green card holder;

Group Company: any company which is the Company's subsidiary its holding company or a subsidiary of its holding company as those terms are defined by Section 1159 of the Companies Act 2006;

Relatives: spouses and civil partners and surviving spouses and surviving civil partners and children and step-children under the age of 18 together with any other person or persons who may from time to time be added to the class of Beneficiaries in accordance with Clause 3.3 and 'Relative' shall be construed accordingly;

Shares: shares in the Company of any class including, for the avoidance of doubt, convertible redeemable preference shares and ordinary shares;

Trust: the Seven Arts Pictures Employee Benefit Trust established by this Deed;

Trustees: the Original Trustee or other trustee or trustees for the time being hereof;

Trust Fund: the said sum of one hundred pounds and all property at any time added thereto by way of further settlement accumulation of income capital accretion or otherwise and all property from time to time representing the same;

Trust Period: the period of eighty years beginning with the date of this Deed (which period shall be the perpetuity period applicable hereto) or if shorter the period from the date hereof to such date as the Trustees may with the prior written consent of the Company appoint by deed to be the date of expiration of the Trust Period (not being a date earlier than the date of such deed).

1.2           Statutory references

References to any statutory provision are to that provision as amended previously enacted re-enacted or consolidated from time to time.

1.3           Clause headings

Clause headings are for convenience only and shall not affect the construction and effect of this Deed.

1.4           Singular and plural etc

Where the context permits words in the singular shall include the plural and the masculine shall include the feminine and vice versa.

2           DECLARATION OF TRUSTS

2.1           Principal trusts

The Trustees shall hold the Trust Fund UPON TRUST to pay or apply the income or capital thereof to or for the benefit of all or any one or more exclusively of the others or other of the Beneficiaries in such shares in such manner and subject to such trusts powers and provisions (including on discretionary trusts or with discretionary powers exercisable by any person or persons) (if any) as the Trustees shall in their absolute discretion during the Trust Period by any deed or deeds revocable (but only during the Trust Period) or irrevocable appoint PROVIDED THAT:

(a)           in relation to contributions or loans made by the Company, a Beneficiary shall be eligible to receive a benefit from such assets of the Trust which comprise or represent such contributions or loans insofar as such Beneficiary is an employee or former employee of any Group Company or a Relative of such employee; and

(b)           no Beneficiary shall receive any benefit from assets of the Trust which comprise or represent contributions or loans made by any Group Company except to the extent that such Beneficiary is also an employee or former employee of such Group Company or a Relative of such employee.

2.2           Accumulation powers

Subject as aforesaid, the Trustees may during the Trust Period (or such lesser period as shall be allowed by the law governing the trusts hereof) if in their absolute discretion they shall think fit accumulate the whole or any part or parts of the income of the Trust Fund by investing the same and the resulting income therefrom in any investments hereby authorised and adding the accumulations to the capital of the Trust Fund.

2.3           Exercise of discretion in favour of Beneficiaries

Notwithstanding anything to the contrary in this Deed, in relation to the income and capital of any part of the Trust Fund which shall comprise represent or arise from money given to the Trustees by any Group Company by way of further settlement, the Trustees shall exercise any trust power or discretion herein or otherwise contained or conferred in favour only of persons who arc Beneficiaries by virtue of their being (or being Relatives of) employees or former employees of that Group Company.

3           APPLICATION OF FUNDS

3.1        Generally

Without prejudice to the generality of the preceding Clauses, it shall be lawful for the Trustees in exercise of their foregoing powers and discretions (and with due regard to the rules against perpetuities and excessive accumulations) to appoint pay or apply capital money for the benefit of all or any of the Beneficiaries

(a)           by granting options (whether for full value in excess of full value at an undervalue or gratuitously) at the expense of the Trust Fund to the Beneficiaries whom it is thereby sought to benefit if the grant of such options would in the opinion of the Trustees be advantageous to such persons;

(b)           by selling to all or any of the Beneficiaries any Shares or other assets comprised in the Trust Fund at such price (which may be less than market value) as the Trustees shall determine if such sale would in the opinion of the Trustees be advantageous to such Beneficiaries;

(c)           by reserving any Shares or other assets comprised in the 'Trust Fund from time to time for the benefit of such Beneficiaries as the Trustees may in their absolute discretion select and on such terms and subject to such conditions (if any) as the Trustees may in their absolute discretion determine;

(d)           by lending the same to any Beneficiary upon such terms as to repayment and interest (if any) and otherwise as the Trustees shall in their absolute discretion think fit (PROVIDED THAT no such loan shall be made upon terms that repayment may be made after the expiration of the Trust Period); and

(e)           by entering into binding contracts with the Beneficiaries whom it is thereby sought to benefit to acquire from such Beneficiaries such assets at such price or prices and at such time or times and upon such other terms as would in the opinion of the Trustees be advantageous to such persons.

3.2           Power of resettlement

The Trustees shall also have power to transfer the Trust Fund or any part thereof (without transgressing the rules against perpetuities) to the trustees of any other settlement governed by the law of any part of the world and whose trustees shall be resident domiciled and (if corporate) incorporated in any part of the world to be held by them freed and discharged from the trusts hereof.

3.3           Power to add Beneficiaries

(a)           The Trustees shall have power at any time during the Trust Period to add to the class of Beneficiaries such one or more persons or classes of person as the Trustees shall with the prior written consent of the Company determine provided that such person or persons or classes of person are related to or dependent on bona fide employees or former employees of the Company and any Group Company.

(b)           Any such addition shall be made by deed signed by the Trustees and:

        (i)           naming or describing the person or persons or class of persons to be thereby added to the class of Beneficiaries; and

        (ii)           specifying the date (not being earlier than the date of such deed but during the Trust Period) from which such person or persons or class of persons shall be so added.

3.4           Options granted by the Company or any Group Company

The Trustees may agree with the Company or any Group Company that if either or any of them shall at any time by notice in writing request the Trustees to transfer to any Beneficiary any number of Shares in respect of which such Beneficiary shall have exercised an option granted under a share option plan adopted by such company in consideration of the payment to the Trustees of the price at which such Shares may be acquired by the exercise of such option the Trustees shall (to the extent that such Shares shall be comprised in the Trust Fund) transfer to such Beneficiary such Shares in consideration of the payment to the Trustees of such price.

3.5           Reservation of shares and other assets

The Trustees shall have power to agree with the Company or any Group Company that if either or any of them shall at any time by notice in writing request the Trustees to reserve any Shares or other assets comprised in the Trust Fund for the benefit of any Beneficiary the Trustees shall (to the extent that such assets are comprised in the Trust Fund) reserve such assets on the terms and subject to the conditions (if any) requested by the Company or such other Group Company or prescribed by the rules of any relevant employees' share scheme.

3.6           Power to benefit trustees who are Beneficiaries

(a)           The Trustees may exercise any power or discretion hereby conferred on them in favour of any person notwithstanding that he is one of the Trustees so long as at least one of the Trustees is neither a Beneficiary nor a corporate trustee whose directors include a Beneficiary;

(b)           the Trustees may exercise any such power or discretion in favour of any person notwithstanding that he is a director of a corporate trustee hereof so long as either he has not voted on any resolution of the directors of such corporate trustee relating to such exercise or at least one of the Trustees is neither a Beneficiary nor a corporate trustee whose directors include a Beneficiary.

3.7           Exclusion of participators in a close company from benefit

Notwithstanding any other provisions of this Deed, if any sums or other assets have been transferred to the Trust Fund by a company which is a close company (as defined by Section 102(1) of the Inheritance Tax Act 1984) no part of that property may be applied for the benefit of any of the categories of person specified in Section 13(2) of that Act (as modified by Section 13(3)) except to the extent permitted by Section 13(4) thereof.

3.8           Ultimate default trusts

Subject as aforesaid, the Trustees shall hold the Trust F-and and the income thereof upon trust for such charity or charities as the Trustees shall in their absolute discretion determine.

4           PAYMENTS TO THE TRUST

Each Group Company may at any time with the consent of the Company make contributions or loans to the Trust Fund and the Trustees shall keep a separate account in relation to the total amount of contributions or loans made by each Group Company. A Group Company may make contributions so as to benefit Beneficiaries who are its employees or former employees or their Relatives and the Company may make contributions so as to benefit all or any of the Beneficiaries. Any loans must be agreed to by the Trustees.

5           DEDUCTION OF TAX

5.1           Withholding and accounting

If at any time the Trustees propose to pay or apply any sums or assets comprised in the Trust Fund to or for the benefit of any Beneficiary, and such payment or application will or may give rise to any liability for a Group Company to account for any income tax and/or other taxes, including social charges such as national insurance contributions in the UK, ('Employees' Tax') on behalf of that Beneficiary in any jurisdiction, the Trustees shall:

(a)           before such payment or application takes place, consult with the relevant Group Company in relation to the amount of the Employees' Tax;

(b)           when the payment or application is made, deduct and withhold the Employees' Tax from the relevant sums or assets; and account directly to the relevant Group Company or the tax authority in the relevant jurisdiction, such as HIM Revenue & Customs in the UK (the 'Relevant Tax Authority'), as the relevant Group Company shall direct, for the Employees' Tax.

5.2           Confirmation to relevant Group Company

If and when any such payment of Employees' Tax is made direct by the Trustees to the Relevant Tax Authority the Trustees shall confirm the date of payment and the amount paid to the relevant Group Company.

6           INFORMATION PROVIDED '10 THE TRUSTEES

6.1           Provision of information

The Company shall provide, and shall procure that any Group Company provides, such information as the Trustees may reasonably require, including without prejudice to the generality of the foregoing:

(a)           the identity of the company which has provided funds by way of settlement comprising any part of the Trust Fund;

(b)           the identity of the company by which any Beneficiary who is or was an employee of the Company or any Group Company is or was employed (or where any Beneficiary is a Beneficiary by virtue of being the Relative of any employee or former employee of the Company or a Group Company the identity of the company by which that employee or former employee is or was employed);

        (i)           the identity of the Beneficiaries or any of them; and

        (ii)           whether any body corporate is a Group Company.

6.2           Reliance on information provided

The Trustees may rely without further enquiry on any information provided to them by the Company or any Group Company for the purposes of this Deed. in particular (but without prejudice to the generality of the foregoing) any written statement signed by a person being or purporting to be a director or secretary of the Company or of any Group Company to the effect that any person is or has ceased to be a Beneficiary or as to any other circumstance affecting a person believed by the Trustees to be or not to be a Beneficiary may be treated by the Trustees as conclusive evidence of the matters stated in that statement.

7           POWERS OF EXCLUSION

7.1           Exclusion by Trustees

The Trustees may, with the prior written consent of the Company, by declaration in writing made at any time or times during the Trust Period declare that the person or persons or members of a class named or specified (whether or not ascertained) in such declaration who are would or might but for this Clause be or become a Beneficiary or Beneficiaries or be otherwise able to benefit hereunder (as the case may be):

(a)           shall be wholly or partially excluded from future benefit hereunder; or

(b)           shall cease to be a Beneficiary or Beneficiaries,

and any such declaration may be irrevocable or revocable during the Trust Period and shall have effect from the date specified in the said declaration PROVIDED HOWEVER THAT the above powers shall not be capable of being e):ercised so as to derogate from any interest to which any Beneficiary has previously become indefeasibly entitled whether in possession reversion or otherwise nor so as to reduce the number of Beneficiaries to below two.

7.2           Disclaimer by Beneficiary

Any person of full age to whom or for whose benefit any capital or income of the Trust Fund may be liable (whether directly or indirectly) to be appointed transferred or applied in any manner whatsoever by or in consequence of any exercise of any trust power or discretion vested in the Trustees or in any other person may by declaration in writing received by the Trustees during the Trust Period either revocably (hut revocable only during the Trust Period) or irrevocably:

(a)           disclaim his interest as an object of such trust power or discretion either wholly or with respect to any special part or share of such capital or income; or

(b)           declare that he shall cease to be a Beneficiary,

and such declaration shall have effect from the date on which it is received by the Trustees.

8           GENERAL POWERS OF THE TRUSTEES

In addition to all other powers vested in them by this Deed or by law the Trustees shall have the following powers:

8.1           To retain Trust assets

Power at their absolute discretion to retain the Trust Fund or any part thereof (including any uninvested money) in its actual state end condition for any period and to vary or transpose the mode of investment of the Trust Fund within the range hereinafter authorised.

8.2           To invest

Power to invest trust money in the acquisition (either by the Trustees alone or by them jointly with any other person or body of trustees) by purchase or otherwise of Shares and/or of any other assets or upon the security of such property of whatever nature and wherever situated and whether or not involving liability or producing an income or upon such personal credit (with or without security) as the Trustees shall in their absolute discretion think fit to the intent that the Trustees shall have the same full and unrestricted powers of investment in all respects as if they were absolute beneficial owners of the Trust Fund and it is hereby declared that in exercising such power of investment the Trustees shall be under no duty to consider the diversification of investment and in particular they shall be at liberty to purchase such Shares or other securities in the Company as they shall from time to time consider appropriate even though the Trust Fund shall consist wholly of Shares or such other securities.

8.3           To charge Trust assets

Power to charge or mortgage any property or investments for the time being forming part of the Trust Fund or to deposit or transfer any such investments or property with or to any person firm or company on trust or by way of security.

8.4           To enter into option arrangements

Power to enter into put/and or call arrangements in respect of Shares or securities in the Company and to invest Trust money in the acquisition of Shares or securities in the Company pursuant to the said put and/or call option arrangements even if the price payable under those arrangements is in excess of the market value for the time being of the said Shares or securities.

8.5           To pay dividends

Subject to Clause 14.1 power to pay to any Beneficiary who is contingently entitled to any Shares or other assets any dividends or other distributions attaching to such Shares or other assets.

8.6           To consult Beneficiaries

Subject to Clause 14.2 power to invite any Beneficiary for whom Shares have been contingently reserved:

(a)           to direct the Trustees as to the exercise of any voting rights attaching to such Shares; and

(b)           in the event that the Company grants any rights to acquire Shares or other securities or other rights of any nature in relation to Shares to direct the Trustees how to act in relation to such rights.

8.7           To guarantee debts of Beneficiaries

Power to appropriate or apply the capital or income of the Trust Fund or any part thereof in securing the payment of money owed by any Beneficiary or the performance of any obligations of any Beneficiary and to give any guarantee or to become surety for any Beneficiary (or in any such case in respect of any company in which a Beneficiary shall have an interest notwithstanding that others are so interested) and for these purposes to mortgage or charge any property or investments for the time being forming part of the Trust Fund or to deposit or transfer any such investments or property with or to any person firm or company on trust or by way of security.

8.8           To delegate

Power (notwithstanding any rule of law to the contrary) by deed or deeds revocable during the Trust Period or irrevocable to delegate to any person or persons (including one or more of themselves) for any period and upon such terms and conditions as they shall think fit the execution or exercise of all or any of the trusts powers and discretions by this Deed or by law conferred on the Trustees in respect of all or such part or parts of the capital or the income subject to these trusts as are specified in such deed or deeds.

8.9           To appoint agents

Power instead of acting personally to employ and pay at the expense of the income or capital subject to these trusts any agent in any part of the world whether attorneys solicitors accountants brokers banks trust companies or other agents without being responsible for the default of any agent if employed in good faith to transact any business or do any act required to be transacted or done in the execution of these trusts including the receipt and payment of money and the execution of documents.

8.10           To appoint nominees

Power to permit any money bonds share certificates or other securities or documents of title to property real or personal for the time being subject to these trusts to be and remain deposited with some or one only of the Trustees or with any person or persons in any part of the world and to permit any investments securities or other real or personal property which or any share or interest in which shall be for the time being subject to these trusts to be and remain invested in the names of any person or is  persons in any part of the world instead of in the naines of the Trustees with power to delegate to such persons such of the trusts powers and discretions by this Deed or by law vested in the Trustees with reference to the premises so deposited or the property so invested in the names of such persons.

8.11 To open bank accounts

Power to open current or deposit accounts with any bank in any part of the world in the names of the Trustees and to make such arrangements for the operation of such accounts as they shall in their absolute discretion think fit including but not by way of limitation arrangements as to the number of trustees to be required to sign cheques drawn on such accounts and as to any maximum sum which may be withdrawn at any one time on such signatures.

8.12           To enter into transactions with Trustees

Power at their absolute discretion so long as at least one of the Trustees shall have no interest therein and shall not be a corporate trustee any of whose directors shall have an interest therein to enter into any contract disposition or transaction with any one or more of themselves or any director or any corporate trustee hereof (whether such one or more of themselves or such director shall be acting alone or jointly with other persons) if the Trustees could lawfully have entered into the same if dealing with persons not including any of themselves and not being directors of a corporate trustee and if they shall have received advice from competent valuers that the same shall be in the interests of the Beneficiaries or such of them as would 6e affected by the same.

8.13 To allow companies to retain income

Power if they shall consider the same to be expedient in the interests of the Beneficiaries or such of them as would be affected thereby to permit any company any of whose shares stock or securities are comprised in the Trust Fund to retain any part of its income and so that the Trustees shall not be bound to take any steps to remove any director of any such company who may recommend any such retention of its income.

8.14           To act as banker

Power for any of the Trustees being a banker to act as banker to the Trustees and any of the Trustees being a subsidiary or any associated company of a banker to employ such banker as banker for the purposes hereof and (subject as otherwise provided in this Deed) in neither case shall such banker or such of the Trustees be liable to account for any profits or advantages so obtained.

8.15           To appropriate assets

Power (exercisable either expressly or by implication) to allot appropriate partition or apportion any property whatever which is (or the future proceeds of sale of which are) for the time being subject to the trusts hereof in or towards the satisfaction of any share or interest in the Trust Fund or the income thereof in such manner as the Trustees shall in their absolute discretion (without the necessity of obtaining any consent) consider just according to the respective rights of the persons interested.

8.16 To allow employee Trustees to retain income

Power for any of the Trustees (or any officer or employee of a corporate Trustee) to be employed and remunerated as a director or other officer employee agent or adviser of the Company or any other company body or firm in any way connected with the Trust Fund and to keep as his property (and without being liable to account therefor) any remuneration fees or profits received by him in any such capacity notwithstanding that his situation or office may have been obtained or may be held or retained in right or by means or by reason of his position as one of the Trustees (or as an officer or employee of a corporate Trustee) or any shares stock property or powers whatever belonging to or connected with the Trust Fund.

8.17 To borrow

Power for the Trustees at any time to borrow money on the security of the Trust Fund or any part thereof or on personal security for any purpose for which Trust money may be applied hereunder including the purpose of investment and on such terms as to the payment of interest (if any) and as to repayment as the Trustees shall in their absolute discretion think fit and no purchaser lender or other person paying or advancing money in respect of any sale loan or other transaction purported to be made by the Trustees under or for any of the purposes of this Trust shall be concerned to see that the money is wanted or that no more than is wanted is raised or otherwise as to the propriety of the transaction or the application of the money PROVIDED THAT the Trustees may not borrow from the Company or any Group Company on terms that are more beneficial to such company than would have applied if the loan had been between unconnected persons acting at arm's length.

8.18           To lend

Power for the Trustees at any time to lend money or other assets comprised in the Trust Fund to any person or persons with or without security and at such rate of interest (if any) as the Trustees shall in their absolute discretion think fit PROVIDED THAT if any loan is made to a person or persons who is not a Beneficiary such loan may only be made on terms which would apply to the borrower if the loan had been between unconnected persons acting at arm's length.

8.19           To pay taxes

Power to pay any taxes fees or duties (and any interest and penalties chargeable thereon) in relation to the Trust Fund or any part thereof in arty circumstances whatsoever and notwithstanding that such taxes fees or duties are not legally enforceable against the Trustees.

8.20           Dealings with Shares

Power to purchase Shares from or sell Shares to a Beneficiary or the trustees for the time being of any other settlement to whom transfers of capital money may be made under the provisions of Clause 3.1.1 hereof at such price (which need not be market value) as the Trustees shall think fit or to give Shares to a Beneficiary or to the trustees for the time being of any such settlement if in the opinion of the Trustees a purchase or sale of Shares at that price or a gift of Shares shall be beneficial to the Beneficiary or Beneficiaries whom it is thereby sought to benefit.

9           DEALINGS WITH RESERVED SHARES

9.1           Duty to notify Beneficiaries

Where the Trustees shall have reserved, granted any options over, or entered into any other arrangement in respect of Shares or other assets comprised in the Trust Fund, they shall as soon as possible inform the Beneficiary in whose favour such reservation or other arrangement has been made, or such option has been granted, of any arrangement entered into affecting or any alteration or proposed alteration to any rights or liabilities attaching thereto and on receipt from such Beneficiary within such time as the Trustees shall specify of a notice advising the Trustees of the same, enter into any compromise or arrangement with respect to, or release or forbear to exercise all or any of their rights as shareholders or owners (whether in connection with a scheme of reconstruction or amalgamation or otherwise) and may accept in or towards satisfaction of all or any of such rights such consideration as such Beneficiary shall direct, whether in the form of cash or stock, shares, debentures, debenture stock or obligations or securities without the Trustees being in any way liable or responsible for any loss resulting from complying with any such direction or any liability or increased liability of such Beneficiary to tax or in respect of any inadequacy or alleged inadequacy in the nature or amount of such consideration.

9.2           Exoneration of the Trustees

The Trustees shall not be liable or responsible for any loss or liability or increased liability of a Beneficiary to tax arising out of any failure by the Trustees to inform the Beneficiary of any proposed alteration as set out in Clause 9.1 above or the failure of such Beneficiary to give a direction to the Trustees or to give a direction within a particular time or if the Beneficiary has directed the Trustees to use their discretion arising out of the bona fide exercise by the Trustees of that discretion.

10    TRUSTEES' LIABILITY

10.1           General exoneration

In the professed execution of these trusts and the provisions hereof no Trustee and no director employee or other officer of a corporate Trustee shall be liable for any loss arising by reason of any mistake or omission made hi good faith by any of the Trustees or by reason of any other matter or thing except fraud or wilful misconduct or gross negligence on the part of the Trustee who is sought to be made liable or in the case of a body corporate which is a Trustee hereof the fraud or wilful misconduct or gross negligence of any director officer or employee of such body corporate.

10.2           Exoneration of retiring or removed Trustee

On any Trustee retiring or being removed as a Trustee hereof, such retiring or removed Trustee shall be under no liability whatsoever in relation to these trusts for any money or other property which is (or but for any default on his part would have been) held subject to these trusts or any matter arising in relation to these trusts or any money or property in relation hereto during the period in which he was a Trustee except in the case of fraud or wilful misconduct or gross negligence on the part of such retiring or removed Trustee or in the case of a body corporate the fraud or wilful misconduct or gross negligence of any director officer or employee of such body corporate which is retiring or being removed as Trustee.

10.3           No duty to interfere in management

The Trustees shall be under no obligation to become directors or officers or interfere in the management or affairs of any company any of the shares or stock of which are for the time being comprised in the Trust Fund or any company associated with such company notwithstanding that the Trustees have (whether directly or indirectly) a substantial holding in or control of any such company or to seek information about the affairs of any such company but may leave the conduct of the affairs of any such company to its directors or other persons managing the company (so long as they have no actual notice of any act of dishonesty on the part of such directors or others in connection with the management of the company).

10.4           No liability in relation to dividend waivers

The Trustees shall incur no liability whatsoever in relation to the waiver of dividends pursuant to Clause 14 hereof.

11           COMPANY TO INDEMNIFY THE TRUSTEES

Without prejudice to any right of indemnity by law given to trustees and any attorney agent or other person appointed by them hereunder the Company hereby covenants with the Original Trustee that it will at all times hereafter keep it and each ind all of its successors in title as trustees and each of their estates and effects (and each director officer and employee of a corporate Trustee and their estates and effects) fully indemnified and saved harmless against the entirety of all claims losses demands actions proceedings charges expenses costs damages taxes duties and other liabilities that may be suffered or incurred by them or by any of them as Trustees hereof in any manner whatsoever save in each such case to the extent that any such liability can properly be discharged at the expense of the Trust Fund and the Trust Fund is sufficient for this purpose PROVIDED THAT without prejudice to the provisions of this Deed no Trustee shall be indemnified hereunder or exonerated in respect of any fraud or wilful misconduct or gross negligence on his own part or (in the case of a corporate trustee) that of any director officer or employee of such Trustee.

12           APPOINTMENT REMOVAL AND RETIREMENT OF TRUSTEES

12.1           Appointment

(a)           The statutory power of appointing new and additional trustees hereof shall be vested in the Company and shall be exercisable with the prior written consent of the Trustees, such consent not to be unreasonably withheld or delayed;

(b)           in addition to the said statutory power the Company shall have power (subject as aforesaid) at any time or times by deed to appoint any person to be an additional trustee hereof notwithstanding that the effect of any such appointment is to increase the number of trustees hereof beyond four;

(c)           for the avoidance of doubt it is hereby declared that any person wheresoever resident and whether an individual or a body corporate (other than the Company) may be appointed as a trustee hereof.

12.2 Removal and retirement

The Company may at any time by deed remove any trustee hereof and any trustee hereof may at any time by giving not less than thirty days' notice in writing to the Company retire forthwith from the trusts hereof PROVIDED THAT if after such removal or retirement there shall not be at least one corporate trustee or two individual trustees hereof such removal or retirement shall not be effective and the outgoing trustee shall not be discharged until sufficient new trustees have been appointed by the Company (with the consent of the Trustees other than the outgoing trustee) in place of such outgoing trustee to make up the number of Trustees as aforesaid PROVIDED FURTHER THAT if the Company shall not have appointed a new trustee hereof within three months of receiving such written notice of retirement then for the purpose only of enabling the Trustee wishing to retire to be discharged as trustee hereof as aforesaid the power of appointment of new trustees shall be exercisable by such retiring trustee (and if more than one jointly).

12.3           Consequential documents

Acts and deeds done or executed for the proper vesting of the assets subject to these trusts in new or additional trustees shall be done and executed by the continuing or retiring trustee or trustees at the expense of the Trust Fund.

12.4           Acts of corporate Trustee

Any of the Trustees being a corporation shall have power to act by its officers duly authorised in accordance with its constitution for the time being in force.

12.5           General

Section 36(1) of the Trustee Act 1925 shall not apply to this Trust and the provisions of Sections 37 and 39 of that Act shall apply to this Trust as if any reference therein to a 'trust corporation' were a reference to any corporation.

13           REMUNERATION OF TRUSTEES

13.1           Standard terms and conditions of corporate Trustees

Any corporate Trustee hereof may act in accordance with its standard terms and conditions from time to time in force or, if none, such terms as may be agreed upon by the Company at the date of its appointment as Trustee and in addition to reimbursement of its proper expenses it shall be entiled to remuneration (free of any Inheritance Tax or other succession estate or death duties wheresoever payable and as a charge on the Trust Fund) for its services as trustee in accordance with its published scale of fees in effect at the date hereof while such scale remains in force and thereafter in accordance with its published scale of fees in force from time to time PROVIDED HOWEVER that such Trustee may transact on behalf of or with this Trust or any Beneficiary hereunder any business which by its constitution it is authorised to undertake upon the same terms as would for the time being be made with an ordinary customer and without accounting for any profit thereby made and in particular and without prejudice to the generality of the foregoing such Trustee may retain on current account or deposit account or advance at interest all money necessary or convenient to be retained or advanced in connection with this Trust and may retain for itself any commission or remuneration paid or allowed by stockbrokers insurance companies or other agents without being iable to account for any profit thereby made.

13.2           Individual Trustees' charges

Any individual Trustee hereof being a person engaged in any profession or business shall be entitled to be paid all usual professional or proper charges for the business transacted time expended and acts done by him or his firm in accordance with the trusts hereof including acts which a trustee not being in any profession or business could have done personally.

13.3    Payment from the Trust Fund

The Trustees may pay from the Trust Fund all costs charges and expenses in connection with the administration of the Trust or the management of the Trust Fund.

14           WAIVER OF DIVIDENDS AND VOTING RIGHTS

14.1           Dividends

The Trustees shall waive or otherwise forgo any dividend or dividends due or to become due at any time or times in the future in respect of any Shares or other securities in the Company from time to time comprised in the Trw t Fund unless and to the extent otherwise directed by Company.

14.2           Voting rights

Unless the Company determines otherwise, the Trustees shall abstain from voting any Shares from time to time comprised in the Trust Fund.

15           GOVERNING LAW

Subject to Clause 16 hereof this Deed shall be construed and take effect in accordance with the laws of Jersey.

16           ALTERATION OF GOVERNING LAW

Notwithstanding anything hereinbefore contained the Trustees may (with the prior written consent of the Company) at any time during the Trust Period declare by deed that the trusts powers and provisions hereof shall from the date of such declaration take effect, with such necessary modifications as shall be specified in the said deed, in accordance with the law of such other territory as shall be therein specified and as from ihe date of such declaration the law of such other territory shall be the law applicable hereto and the Courts in such other territory shall be the forum for the administration hereof, but subject  to the powers conferred by this Clause and until any further declaration is made hereunder PROVIDED THAT the foregoing power shall not be exercisable in any manner which might directly or indirectly cause this Deed under the law applicable thereto to become illegal void or voidable.

17           THE POWERS OF THE COMPANY AND THE TRUSTEES

17.1           Trustees' discretion

Subject as provided in Clause 19 hereof, the Trustees shall have absolute and uncontrolled discretion in the exercise of powers conferred on them by this Deed or by law and for the avoidance of doubt the Trust shall not be under the de facto or de jure control of the Company or any Group Company and neither the Company nor Group Company shall have power to take any step which would cause the Trust to become under such control.

17.2           Expiry of discretion

Notwithstanding anything to the contrary in this Deed the Trustees shall only be empowered to exercise their powers and discretions as trustees until the expiration of the Trust Period.

17.3           Power to release or restrict future exercise of powers

The Trustees and/or the Company shall have the power at any time or times during the Trust Period by deed to release or to any extent restrict the future exercise of any powers hereby or by law conferred on them PROVIDED THAT the Trustees shall not release or restrict their powers without the prior written consent of the Company.

17.4           Power to release requirement for consent

The Trustees and/or the Company shall have power at any time during the Trust Period to release the requirement under this Deed for their consent to be obtained to the exercise by the Company or the Trustees (as the case may be) or all or any of their powers hereunder.

18           AMENDMENT OF TRUST DEED

18.1 Amendments to the Deed

Subject as provided in Clause 1.8.2 hereof with the prior written consent of the Company the Trustees may at any time or times during the Trust Period vary amend restrict release modify alter or extend the trusts powers and provisions of this Deed in any manner and in any respect whatsoever.

18.2           Limitations on power to amend

No such amended deed shall have the effect of enabling the Trust Fund or the income thereof or any part respectively to become payable to or applicable for the benefit of the Company or so as to cause this Trust to cease to satisfy the provisions of Section 86 of the Inheritance Tax Act 1984.

19           RESTRICTIONS ON EXERCISE OF POWERS

No power authority or discretion hereby or by law conferred on the Trustees the Company or any other person shall (notwithstanding anything to the contrary herein expressed or implied) be exercisable in such manner as to cause this Trust to cease to satisfy the provisions of Section 86 of the Inheritance Tax Act 1984.

20    EXCLUSIONS OF THE COMPANY AND GROUP COMPANIES FROM BENEFIT
No power or discretion hereby or by law conferred on the Trustees or the Company or any of them shall (notwithstanding anything to the contrary herein expressed or implied) be exercisable in such manner as to cause the whole or any part of the Trust Fund or the income thereof to become payable to or applicable for the benefit of the Company or any other Group Company.

21           TRUSTEES MAY BE INTERESTED IN GROUP COMPANIES

A Trustee (or any director employee or other officer of a corporate Trustee) shall not be precluded from acquiring holding or dealing with any shares or other securities of any Group Company or from entering into any contract or other transaction with any Group Company or being interested in any such contract or transaction and none of them shall be in any manner liable to account to any Group Company or the Beneficiaries for any profits made or benefits obtained by them as a result.

22           MAXIMUM VALUE OF BENEFITS

The Trustees shall not be liable to provide benefits under this Trust which in aggregate exceed the value of the Trust Fund from time to time.

23           POWER TO DISCLOSE INFORMATION

The Company consents to the Trustees disclosing to any agent nominee bank or other person appointed to act on behalf of the Trustees at any time:-

23.1           the identity of the Company as settlor of the Trust; and

23.2           any other information relating to the Trust and requested for the purposes of identification or otherwise,

where such request is in the Trustees' absolute discretion, reasonable.

24           COUNTERPARTS

This Trust Deed may be executed in any number of counterparts but shall not be effective until each party has executed at least one counterpart. Each executed counterpart shall constitute an original of this Trust Deed but all of the counterparts together shall constitute one and the same instrument.

25           IRREVOCABILITY

This Deed shall be irrevocable.

IN WITNESS whereof the parties have executed this Deed on the above date

EXECUTED AND DELIVERED AS A DEED
by SEVEN ARTS PICTURES PLC

in the presence of:       /s/ Elaine New
               Finance Director

Witness signature    /s/ Nazlini Mohammed

Witness name in print
Nazlini Mohammed

Witness address

EXECUTED AND DELIVERED AS A DEED

by SMITH & 'tiVILLEANISON TRUSTEES (JERSEY) LLMITED ) in the presence of:

Director